UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 12, 2010

PNG VENTURES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-29735	88-0350286
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5310 Harvest Hill Road
Suite 229
Dallas, Texas 75230
(Address of principal executive offices) (Zip Code)

214-613-0220
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03                      Bankruptcy or Receivership.

As previously disclosed, on September 9, 2009, PNG Ventures, Inc. and its subsidiaries (collectively, the “Company,” “we” or “us”) filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (“Bankruptcy Code”), in the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”) (Case No. 09-13162).

On March 12, 2010, the Bankruptcy Court entered an order (the “Confirmation Order”) (i) approving the Disclosure Statement (the “Disclosure Statement”) relating to the Company’s plan of reorganization (the “Plan”) and the Company’s procedures for soliciting votes on the Plan and (ii) confirming the Plan. The Disclosure Statement was attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on January 19, 2010. A copy of the Confirmation Order, with a copy of the Plan as confirmed attached thereto, is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Pursuant to the Plan, as confirmed: (i) Fourth Third, LLC (“Medley”), the holder of approximately $37.5 million of senior secured indebtedness, will receive $5.5 million in cash, a new $9.8 million senior secured four-year term note, accruing interest at 10% per annum, and shares of common stock representing approximately 66% of the common stock of the newly reorganized Company; (ii) the $2.0 million credit facility held by Greenfield Commercial Credit, L.L.C. (“Greenfield”) shall continue to remain in effect; (iii) Castlerigg PNG Investments, LLC (“Castlerigg”), the holder of approximately $3.2 million of convertible debt, has agreed to provide approximately $8.075 million to fund the implementation of the Plan, in return for which it will receive a $5.5 million senior secured four year term note, accruing interest at 10% per annum, a $250,000 senior secured short-term note and shares of common stock representing approximately 26.5% of the common stock of the newly reorganized Company; (iv) the holder of a senior secured note of the Company will receive approximately $72,000 in cash; (v) former litigants who asserted certain contract claims against the Company will receive allowable claims as unsecured creditors and the return of certain equipment which was the subject matter of the litigation; and (vi) the holders of approximately $7 million of unsecured indebtedness will receive a portion of a $750,000 creditor fund and stock representing approximately 7.5% of the common stock of the newly reorganized Company, on a pro rata basis based on the amount of each allowed general unsecured claim. In addition, all of our existing equity will be eliminated on the effective date of the Plan, including all options, warrants and other derivative instruments that are linked to our existing equity. Further, on the effective date of the Plan, we will change our name to Applied Natural Gas Fuels, Inc.

The issuance of the new common stock to the unsecured creditors pursuant to the Plan is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 1145 of the Bankruptcy Code. The issuance of the new common stock to Medley and Castlerigg pursuant to the Plan is exempt from registration under section 4(2) of the Securities Act of 1933, as amended.

Although the Bankruptcy Court entered the Confirmation Order on March 12, 2010, the Plan is not yet effective. The Plan provides that it will become effective upon the satisfaction or waiver of certain conditions precedent, including, but not limited to, the execution and delivery by the parties thereto of all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan. We anticipate that the effective date of the Plan will occur on or before the week commencing March 22, 2010.

Item 3.02                      Unregistered Sales of Equity Securities

The information provided in Item 1.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02

Item 3.03                      Material Modification to Rights of Security Holders

The information provided in Item 1.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                      Description

2.1	Confirmation Order, together with a copy of the Company’s First Amended Plan of Reorganization, as confirmed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PNG Ventures, Inc.

Date:  March 17, 2010                                                                           By: /s/ Cem Hacioglu
       Cem Hacioglu
       Chief Executive Officer